Exhibit 99.12

COMPENSATION AND BENEFITS PROGRAMS

Except as otherwise indicated on Exhibit I of the Plan, the Debtors intend to honor, in the ordinary course of business after their emergence from Chapter 11, all of their employee compensation and benefits programs that are in effect as of the Confirmation Date. These employee compensation and benefits programs are listed and generally described below, with the exception of collectively bargained programs (e.g., collectively bargained agreements and pension and other benefit plans), insured and self-insured programs (e.g., health plans), and customary fringe benefit policies (e.g., vacation, sick leave). The descriptions set forth herein are not, and are not intended to be, comprehensive. All such plans and other programs are governed by applicable plan and program terms and conditions, as in effect or amended from time to time. The Debtors reserve the right to modify, amend or terminate any and all of their employee benefit and compensation programs in the ordinary course of business in their sole discretion subject to any applicable plan modification, amendment or termination provisions and/or applicable law. In the event the Debtors terminate any compensation or benefit programs prior to the Confirmation Date, such programs will be reflected on Exhibit I to the Plan or any amendment thereto.

Document	Summary

Pliant Corporation 2005 Management Incentive Compensation Plan (“2005 MIP”)

•                  Offers incentive compensation to 99 management associates generally based on achievement of corporate and individual performance targets during calendar 2005.

•                  Target payout on January 31, 2006, acceleration upon change in control, subject to restrictive covenants and other conditions.

Pliant Corporation 2006 Management Incentive Compensation Plan (“2006 MIP”)

•                  A proposed 2006 MIP currently is under review. The Debtors expect that the terms of the 2006 MIP will be substantially similar to the terms of the 2005 MIP, with new targets determined for calendar year 2006. The review of the 2006 MIP is on-going, and the terms have not yet been finalized.

Pliant Corporation 2004 MIP Long Term Incentive Plan (“LTIP”)

•                  Participants accrue long-term incentive amount equal to ½ of annual MIP award each year between January 1, 2004 and December 31, 2007.

•                  Payout on March 15, 2008, acceleration upon change in control, subject to restrictive covenants and other conditions.

Pliant Corporation 2004 Technical Incentive Plan

•                  Offers performance-based compensation to eligible technical employees generally based on calendar 2004 performance goals for specific project(s).

•                  Payout after performance measured, acceleration upon change in control, subject to confidentiality provisions and other conditions.

•                  The Debtors’ practice in the ordinary course has been to apply this plan on substantially the same terms and conditions on an ongoing year-to-year basis with new targets determined for each such year, and the Debtors intend to continue this practice in their discretion going forward (unless this plan is replaced by a new plan as described below).

•                  This plan currently is undergoing review by the Debtors and may be amended or superseded by a new plan for eligible technical employees. The terms of any amendments or new plan have not yet been finalized.

Pliant Corporation 2004 Sales Incentive Plan

•                  Offers performance-based compensation to eligible sales and sales management employees generally based on achievement of performance goals during calendar 2004.

•                  Awards paid quarterly, acceleration upon change in control, subject to restrictive covenants and other conditions.

•                  The Debtors’ practice in the ordinary course has been to apply this plan on substantially the same terms and conditions on an ongoing year-to-year basis with new targets determined for each such year, and the Debtors intend to continue this practice in their discretion going forward (unless this plan is replaced by a new plan as described below).

•                  This plan currently is undergoing review by the Debtors and may be amended or superseded by a new plan for eligible sales employees. The terms of any amendments or new plan have not yet been finalized.

Pliant Corporation 2004 Customer Service Incentive Plan

•                  Offers performance-based compensation to eligible customer service employees generally based on achievement of performance goals during calendar 2004.

•                  Payout after performance measured, acceleration upon change in control, subject to restrictive covenants and other conditions.

•                  The Debtors’ practice in the ordinary course has been to apply this plan on substantially the same terms and conditions on an ongoing year-to-year basis with new targets determined for each such year, and the Debtors intend to continue this practice in their discretion going forward (unless this plan is replaced by a new plan as described below).

•                  This plan currently is undergoing review by the Debtors and may be amended or superseded by a new plan for eligible customer service employees. The terms of any amendments or new plan have not yet been finalized.

Pliant Corporation Plant Incentive Policy

•                  No written plan or policy; Debtors’ practice in the ordinary course has been to offer certain non-management employees not eligible for other incentive plans the opportunity to earn annual bonus payouts based on plant-specific and individual performance targets set at plant level.

•                  The Debtors intend to continue this practice in their discretion going forward.

Harold Bevis: Employment Agreement with Pliant Corporation dated January 1, 2004

•                  Agreement to employ Bevis as Pliant President and Chief Executive Officer from January 1, 2004 through January 1, 2008, subject to early termination with possible severance depending on whether Bevis resigns with or without good reason, becomes disabled, retires, or is terminated with or without cause.

•                  $650,000 base annual salary; participation in all bonus, incentive, and benefit plans for senior executives, excluding MIP; annual cash bonus arrangement with target at 100% of salary, administered consistent with MIP; and opportunity to purchase 480 shares of Series B Preferred Stock pursuant to 2004 Restricted Stock Incentive Plan (see below).

•                  Contains restrictive covenants and other provisions.

R. David Corey: Employment Agreement with Pliant Corporation dated June 10, 2005

•                  Agreement to employ Corey as Pliant Executive Vice President and Chief Operating Officer from June 10, 2005 through June 10, 2009, subject to early termination with possible severance depending on whether Corey resigns with or without good reason, becomes disabled, retires, or is terminated with or without cause.

•                  $367,500 base annual salary; participation in all bonus, incentive, and benefit plans for senior executives, including MIP and LTIP.

•                  Contains restrictive covenants and other provisions.

Stephen T. Auburn: Salary Continuation Agreement with Pliant dated July 19, 2005

•                  If Auburn is terminated without cause, or because of change in control of Pliant, receives not less than 52 weeks’ salary in lieu of severance under standard severance policies, subject to execution of release and restrictive covenants.

David Douse: Employment Agreement with Uniplast Industries Co. of Orillia, Ontario dated July 24, 2000

•                  Agreement to employ Douse as President of Uniplast for an indefinite term, with severance pay (one month’s salary for each completed year of service up to twenty months) upon termination without cause and without specified notice.

•                  $165,000 base annual salary; stock options pursuant to previous agreement; participation in Uniplast executive bonus, stock option, and benefit programs.

•                  Contains restrictive covenants and other provisions.

Jim Harder: Employment Agreement with Decora Manufacturing dated March 5, 1998

•                  Agreement to employ Harder as Operations Manager of Decora for unspecified duration; provides severance of four months of pay upon termination without cause.

•                  $93,600 base annual salary; annual cash bonus targeted at 30% of salary; and annual stock option award eligibility.

Glenn Harsh: Rehire Employment Letter from Pliant Corporation dated December 8, 2003	• Updates frozen pension benefit under Huntsman Corporation plan for Harsh’s prior service with Rexene Corporation based on Harsh’s pay upon termination from Pliant.

Joseph J. Kwerdis: Employment Offer Letter from Pliant Corporation dated February 2, 2005

•                  Offer to employ Kwerdis as Pliant’s Vice President, Finance for unspecified duration, subject to one year’s severance and outplacement support upon termination without cause.

•                  $200,000 base annual salary; participation in MIP and LTIP.

Joseph J. Kwerdis: Promotion Letter from Pliant Corporation dated August 26, 2005	• Confirms promotion to Chief Financial Officer for unspecified duration. • $225,000 base annual salary; participation in MIP and LTIP.

John T. Norton: Employment Offer Letter from Pliant Corporation dated November 25, 2002	• Offer to employ Norton as Pliant’s Tax Director for unspecified duration at $8,750 base monthly salary; participation in MIP; 150 stock options. • See 2005 Norton agreement below.

John T. Norton: Employment Agreement with Pliant Corporation dated September 27, 2005	• Increases base annual salary to $130,800; offers continued participation in MIP and LTIP; provides severance of six months of pay if position eliminated.

J. Bruce Underwood: Employment Letter from Len Azzaro, President — Pliant Flexible Packaging dated June 26, 2003

•                  Appoints Underwood as President of Alliant and a Pliant Vice President from July 1, 2003 to December 31, 2005, one-year renewals thereafter at discretion of Pliant Board, one year’s severance pay upon early termination without cause.

•                  $170,000 base annual salary; participation in general Pliant benefits; excluded from MIP, but short-term incentive arrangement per letter and long-term incentive to be determined.

Bruce Underwood: Employment Letter from R. David Corey dated February 15, 2005	• Assigns Underwood as Managing Director — Mexico; increases base annual salary to $185,000; provides MIP bonus opportunity of 40% and additional $35,000 bonus upon assignment completion.

Pliant Corporation 2004 Restricted Stock Incentive Plan

•                  Grants employees designated by Pliant Board the right to acquire shares of Series B Redeemable Preferred Stock, capped at 720 shares in the aggregate, absent cause for adjustment (as set out in the Plan).

•                  Awards made in Restricted Stock Agreements containing sale, transfer, and other provisions including drag-along rights upon the sale of Pliant Corporation.

Pliant Corp. Restricted Stock Agreement Executed By: Harold Bevis R. David Corey Greg Gard Robert J. Maltarich Ken J. Swanson Coleman R. Wooldridge

•                  Executed as of September 24, 2004 pursuant to Restricted Stock Incentive Plan.

•                  Harold Bevis — 480 shares, $77,760 total; R. David Corey — 48 shares, $7,776 total; Greg Gard — 16 shares, $2,592 total; Robert J. Maltarich — 16 shares, $2,592 total; Ken J. Swanson — 40 shares, $6,480 total; Coleman R. Wooldridge — 24 shares; $3,888 total.

•                  1/48 of grant vests each month; automatic vesting in certain instances including liquidation event, qualified public offering, certain redemptions of outstanding shares of Series A Preferred Stock, and exchange note repayment by Pliant.

•                  Employee has no rights to unvested stock upon termination except in connection with liquidation event, but generally retains vested stock.

Pliant Corporation 2002 Stock Incentive Plan and Agreements Thereunder

•                  Employees and consultants of Pliant Corporation and its subsidiaries designated by the Board of Directors are eligible to receive stock options, stock bonuses and stock grants subject to such vesting and other provisions as determined by the Board of Directors.

Pliant Corporation 2000 Stock Incentive Plan and Option Agreements Thereunder

•                  Employees of Pliant Corporation and its subsidiaries designated by the Board of Directors are eligible to receive Time and Performance stock options evidenced by a form Option Agreement.

•                  Per the Option Agreement, Time Options vest on date set forth in Option Agreement; Performance Options generally vest in installments based on the market value per share of equity, with acceleration for certain events.

Pliant Corporation Salaried Employee Severance Plan

•                  Non-union salaried U.S. employees of Pliant Corporation and its affiliates eligible for severance of one week’s base salary per full year of continuous service if employee (1) is terminated without cause, (2) was employed for at least one year, and (3) signs agreement containing, among other things, a release, non-compete, and non-disparagement provision.

•                  Debtors’ practice, approved by Bankruptcy Court per Debtors’ recent motion, has been to include non-salaried employees in Plan and to pay minimum two weeks’ base salary, including to employees employed a year or less, in order to provide incentive for short-service employees to sign release, non-compete and non-disparagement agreement.

•                  Debtors’ practice, approved by Bankruptcy Court per Debtors’ recent motion, also has been to provide “Director Level” and “Vice-President Level” employees, other than corporate officers, with between one and three months and three and six months of severance, respectively, and outplacement services for Vice-President Level employees.

Pliant Corporation Canadian Severance

•                  Pliant Corporation does not have a severance plan or policy for its Canadian employees, but pays severance as required by and according to Canadian and provincial statutory and common law.

•                  In addition, the practice at the Langley location (in British Columbia) is to pay employees with one or more years of service who are terminated due to a permanent plant closure or to mechanization one week’s pay for each year of service, up to 30 weeks.

Pliant Corporation Salary Deferral Plan

•                  Defined contribution 401(k) Plan allows pre-tax contributions to specified investment alternatives by U.S. and U.S.-payroll non-union employees of Pliant Corporation and Huntsman Edison Films Corporation, and U.S. employees covered by collective bargaining agreement that provides for participation in the Plan.

•                  Debtors generally match non-union and union employee contributions up to 3% and 2%, respectively, of employee’s annual compensation; contains typical catch-up provisions.

Registered Pension Plan for Employees of Pliant Packaging of Canada, LLC

•                  All employees required to participate in the Plan following two years of continuous service with Pliant Packaging of Canada, LLC, previously Huntsman Packaging of Canada LLC and Ellehammer Industries, Ltd.

•                  Plan sponsor contributes up to 7% of monthly earnings per employee per year depending on service; participants also may contribute to legal maximum under Canadian law.

•                  Contains vesting schedule, benefits lock-in provisions limiting cash withdrawals, and other provisions.

Group Retirement Savings Plan for Pliant Corporation of Canada, Ltd.

•                  Defined contribution plan applicable to certain employees of Pliant Corporation of Canada at the Toronto, Orillia, and Barie locations. After completing one year of employment, eligible employee must make required contributions, which are tax-deferred, to any of several investment options under the Plan; participants may also make voluntary contributions.

•                  Debtors generally match required contributions to a maximum of 4%; Plan contains other provisions, including limitations on cash withdrawal.

The Retirement Plan for the Salaried Employees of Pliant Corporation of Canada Ltd.

•                  Pension plan applicable to non-union employees of Pliant Corporation of Canada at the Toronto location who are not otherwise participating in any other pension plan sponsored by the Debtors. Plan member must contribute 4% of earnings in excess of year’s maximum pensionable earnings; Plan members may also make voluntary contributions.

•                  Benefits based on retirement age, average earnings in final years, and years of service.

Pliant Corporation Defined Benefit Pension Plan (As Restated January 1, 2001)

•                  Defined benefit pension plan applicable to certain employees who have completed one year of service with Pliant Corporation and certain affiliates; benefits based on factors including service, retirement age, and average final compensation level.

•                  No new participants added after July 1, 2004; benefit levels frozen for all existing participants who are not covered by collective bargaining agreement governing Pliant Corporation facility in South Deerfield, Massachusetts.

Blessings Corporation Supplemental Executive Retirement Plan (SERP)

•                  Three former Blessings executives still receive monthly benefits under legacy Plan based on compensation in years before retirement or termination, payable for 10 years after retirement or in lump sum to beneficiary upon death.

•                  If Blessings merges or consolidates with, or has substantially all business activities taken over by, another company, successor must assume Plan obligations.

Blessings Corporation Supplemental Restoration Plan (SRP)

•                  Seven former Blessings executives and one surviving spouse still receiving non-qualified benefits under legacy Plan, calculated as additional benefits beyond those payable under Qualified Pension Plan that would have been payable absent IRS Code cap on salary usable for qualified pension benefit calculations.